CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                         DEAUVILLE EUROPEAN FUND, L.L.C.

                        PURSUANT TO SECTION 18-202 OF THE

                     DELAWARE LIMITED LIABILITY COMPANY ACT

                                     * * * *



1)   The name of the Limited Liability Company is DEAUVILLE EUROPEAN FUND,
     L.L.C.

2) The Certificate of Amendment is hereby amended to change Article "1" of the Certificate of Formation to read as follows:

     "1. The name of the limited liability company is DEAUVILLE EUROPE FUND, L.L.C."


     The undersigned, an authorized person of the limited liability company, executes this Certificate of Amendment on November 22, 2000.



                                          /s/  STEVEN M. FELSENTHAL
                                          -------------------------
                                               Steven M. Felsenthal,
                                               Authorized Person